                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                        ABBOTT LABORATORIES
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:  $125.00
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:  PRE 14A
        ------------------------------------------------------------------------
     3) Filing Party:  ABBOTT LABORATORIES
        ------------------------------------------------------------------------
     4) Date Filed:  February 15, 1994
        ------------------------------------------------------------------------

[PHOTO--a description of this photo
appears on the following page and
also in appendix in the
EDGAR version]

                                                             ABBOTT LABORATORIES
                                                                       Notice of
                                                                  Annual Meeting
                                                                 of Shareholders
                                                                             and
                                                                 Proxy Statement
                                                                            1994

                                     [LOGO]
ABBOTT LABORATORIES
ONE ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-3500 U.S.A.

COVER:
USING HYTRIN-R-, ABBOTT'S ONCE-A-DAY ALPHA BLOCKER, TO TREAT THE SYMPTOMS OF BENIGN PROSTATIC HYPERPLASIA (BPH) HAS ALLOWED FRANK SMOCZYNSKI TO RETURN TO AN ACTIVE LIFESTYLE. FRANK, AN ENTREPRENEUR AND AVID OUTDOORSMAN FROM ST. CHARLES, ILL., IS SHOWN ENJOYING A QUIET MOMENT OF FLY FISHING IN THE MISSOURI OZARKS.

- --------------------------------------------------------------------------------

Your Vote
Is Important

Please sign and promptly return your
proxy in the enclosed envelope.

Notice of Annual Meeting
of Shareholders

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at the corporation's headquarters, One Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 29, 1994 at 9:00 a.m. for the following purposes:

(1) To elect thirteen directors to hold office during the year following the Annual Meeting or until their successors are elected (Item No. 1 on Proxy Card);

(2) To ratify the appointment of Arthur Andersen & Co.
as auditors of the corporation (Item No. 2 on Proxy Card);

(3) To amend the corporation's Articles of Incorporation to limit certain liabilities of directors and to amend the indemnification provisions for directors, officers and employees to the extent permitted by Illinois law (Item No. 3 on Proxy Card); and

(4) To transact such other business as may properly come before the meeting, including consideration of the shareholder proposals on pharmaceutical pricing and infant formula, if such proposals are presented at the meeting.

The board of directors recommends that you vote FOR Items 1, 2 and 3 on the proxy card. The board of directors OPPOSES both shareholder proposals and recommends that you vote AGAINST Item Nos. 4 and 5 on proxy card.

The close of business March 2, 1994 has been fixed as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

Admission to the meeting will be by admission card only. If you plan to attend, please request an admission card by checking the appropriate box on the proxy card, and an admission card will be sent to you.

By order of the board of directors.

LAEL F. JOHNSON
SECRETARY
March 4, 1994

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

ABBOTT LABORATORIES
PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 29, 1994 at the corporation's headquarters, One Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. The corporation will bear the cost of making solicitations from its shareholders and may enlist the help of banks and brokerage firms in soliciting proxies from their customers. The corporation will reimburse these institutions for out-of-pocket expenses. Proxies may also be solicited by mail or in person by directors, officers, or employees of the corporation and its subsidiaries. The corporation has also retained Georgeson & Company Inc. to aid in the solicitation of proxies, at an estimated cost of $10,000 plus reimbursement for reasonable out-of-pocket expenses.

- --------------------------------------------------

VOTING SECURITIES AND RECORD DATE

Shareholders of record at the close of business on March 2, 1994 will be entitled to notice of, and to vote at, the Annual Meeting. As of January 31, 1994, the corporation had 819,811,254 outstanding common shares, which are the only outstanding voting securities.

- --------------------------------------------------

VOTING OF PROXIES

A shareholder may vote in person, by a duly executed proxy, or through an authorized representative. The bylaws provide that a shareholder may authorize no more than three persons as proxies to attend and vote at the meeting. Proxies may be revoked at any time prior to the meeting. This may be done by written notice delivered to the secretary of the corporation, or by signing and delivering a proxy with a later date.

All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected.

Unless authority is withheld in accordance with instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 13 nominees hereinafter named. These shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all). Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 13 nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

- --------------------------------------------------------------------------------
1

Where a shareholder has specified a choice for or against ratification of Arthur Andersen & Co. as auditors, the amendment of the Articles of Incorporation, or either or both of the shareholder proposals, or has abstained on these matters, the shares represented by the proxy will be voted as specified. Where no choice has been specified, the proxy will be voted FOR ratification of Arthur Andersen & Co. as auditors, FOR the amendment of the Articles of Incorporation, and AGAINST both shareholder proposals. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

The affirmative vote by the holders of two-thirds of the outstanding common shares entitled to vote at the meeting is required for adoption of the proposal to amend the Articles of Incorporation. With respect to all other matters, a favorable vote of a majority of the shares represented at the meeting and entitled to vote on these matters are required for approval. Abstentions and withheld votes have the effect of votes against all of these matters.

The board of directors is not aware of any other issue to be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

- --------------------------------------------------

INFORMATION CONCERNING SECURITY OWNERSHIP

On January 31, 1994, the Abbott Laboratories Stock Retirement Trust, c/o Abbott Laboratories, One Abbott Park Road, Abbott Park, Illinois 60064-3500, held 64,548,391 common shares (approximately 7.9 percent of the outstanding common shares) of the corporation. These shares were held for the individual accounts of approximately 35,148 employees and other plan participants who participate in the Abbott Laboratories Stock Retirement Plan. The trustees of the Stock Retirement Trust are G. P. Coughlan, T. C. Freyman, and E. M. Walvoord, officers of the corporation. The trustees share voting power with respect to the shares owned by the Trust. The trustees must solicit and follow voting instructions from the participants if the trustees determine that a matter to be voted on at a shareholder meeting could materially affect the interests of participants. The individual participants have investment power over these shares, as provided by the terms of the Trust. The Trust Agreement is of unlimited duration.

- --------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors, which held six meetings in 1993, has four committees established in the corporation's bylaws: the executive committee, audit committee, compensation committee, and nominations committee.

The executive committee, whose members are D. L. Burnham, chairman, H. L. Fuller, W. D. Smithburg, J. R. Walter, and W. L. Weiss, held one meeting in 1993. This committee may exercise all the authority of the board in the management of the corporation except for matters expressly reserved by law for board action.

The audit committee, whose members are J. R. Walter, chairman, K. F. Austen, H.
L. Fuller, The Lord Hayhoe PC, A. F. Jacobson, and W. L. Weiss, held two meetings in 1993. This committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of the corporation. Each year, it recommends to the board a firm of independent public accountants to serve as auditors. The audit committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing the corporation. The committee also meets with the corporation's internal auditors to evaluate the effectiveness of the work they perform.

The compensation committee, whose members are W. D. Smithburg, chairman, H. L. Fuller, A. F. Jacobson, D. A. Jones, B. Powell, Jr., A. B. Rand, W. A. Reynolds, and J. R. Walter, held five meetings in 1993. This committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

The nominations committee, whose members are W. A. Reynolds, chairman, K. F. Austen, D. A. Jones, B. Powell, Jr., A. B. Rand, W. D. Smithburg, and W. L. Weiss, held two meetings in 1993. This committee develops general criteria regarding the qualifications and selection of board members and officers, and recommends candidates for such positions to the board of directors. A shareholder may recommend persons as potential nominees for director or directly nominate persons for director by complying with the procedures on pages 15 and 16.

The average attendance of all directors at board and committee meetings in 1993 was 97 percent.

- --------------------------------------------------

INFORMATION CONCERNING NOMINEES FOR DIRECTORS
(ITEM NO. 1 ON PROXY CARD)

Thirteen directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors.

- --------------------------------------------------------------------------------

- ----------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS

- --------------------------------------------------------------------------------------------------------
                          K. FRANK AUSTEN, M.D.                 AGE 65                 DIRECTOR SINCE 1983
                          PROFESSOR OF MEDICINE, HARVARD MEDICAL SCHOOL, BOSTON, MASSACHUSETTS
                          DR. AUSTEN IS CHAIRMAN OF THE DEPARTMENT OF RHEUMATOLOGY AND IMMUNOLOGY AT
                          BRIGHAM AND WOMEN'S HOSPITAL IN BOSTON, IN ADDITION TO SERVING AS PROFESSOR OF
                          MEDICINE ON THE FACULTY OF HARVARD MEDICAL SCHOOL. DR. AUSTEN IS A DIRECTOR OF
                          HUMANA INC. AND APPLIED IMMUNE SCIENCES, INC., AND A MEMBER OF THE NATIONAL
                          ACADEMY OF SCIENCES AND OF THE AMERICAN ACADEMY OF ARTS AND SCIENCES. HE HAS
                          SERVED AS PRESIDENT OF THE AMERICAN ASSOCIATION OF IMMUNOLOGISTS, THE AMERICAN
                          ACADEMY OF ALLERGY AND IMMUNOLOGY, AND THE ASSOCIATION OF AMERICAN PHYSICIANS.
- -----------------------------------------------------------------------------------------------------------
                          DUANE L. BURNHAM                  AGE 52                  DIRECTOR SINCE 1985
                          CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, ABBOTT LABORATORIES
                          MR. BURNHAM JOINED ABBOTT IN 1982. HE WAS ELECTED VICE CHAIRMAN IN 1986, CHIEF
                          EXECUTIVE OFFICER IN 1989, AND CHAIRMAN OF THE BOARD IN 1990. MR. BURNHAM
                          RECEIVED BOTH HIS UNDERGRADUATE AND M.B.A. DEGREES FROM THE UNIVERSITY OF
                          MINNESOTA. HE SERVES AS A DIRECTOR OF SARA LEE CORPORATION, THE FEDERAL RESERVE
                          BANK OF CHICAGO, EVANSTON (ILLINOIS) HOSPITAL, THE LYRIC OPERA OF CHICAGO, AND
                          THE HEALTHCARE LEADERSHIP COUNCIL; AS A TRUSTEE OF NORTHWESTERN UNIVERSITY AND
                          THE MUSEUM OF SCIENCE AND INDUSTRY; AS A MEMBER OF THE BUSINESS ROUNDTABLE; AND
                          AS CHAIRMAN OF THE EMERGENCY COMMITTEE FOR AMERICAN TRADE.
- -----------------------------------------------------------------------------------------------------------
                          H. LAURANCE FULLER                   AGE 55                   DIRECTOR SINCE 1988
                          CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AMOCO CORPORATION, CHICAGO,
                          ILLINOIS (INTEGRATED PETROLEUM AND CHEMICALS COMPANY)
                          MR. FULLER WAS ELECTED PRESIDENT OF AMOCO CORPORATION IN 1983, AND CHAIRMAN,
                          PRESIDENT, AND CHIEF EXECUTIVE OFFICER IN 1991. HE IS A MEMBER OF AMOCO
                          CORPORATION'S EXECUTIVE COMMITTEE AND HAS BEEN A DIRECTOR OF AMOCO SINCE 1981,
                          WHEN HE BECAME EXECUTIVE VICE PRESIDENT. FROM 1978 UNTIL 1981, MR. FULLER WAS
                          PRESIDENT OF AMOCO OIL COMPANY, WHICH IS RESPONSIBLE FOR AMOCO CORPORATION'S
                          PETROLEUM REFINING, MARKETING, AND TRANSPORTATION OPERATIONS. HE IS A DIRECTOR OF
                          THE CHASE MANHATTAN CORPORATION AND THE CHASE MANHATTAN BANK, N.A., THE AMERICAN
                          PETROLEUM INSTITUTE, AND THE REHABILITATION INSTITUTE OF CHICAGO; AND A TRUSTEE
                          OF THE ORCHESTRAL ASSOCIATION AND NORTHWESTERN UNIVERSITY.
- -----------------------------------------------------------------------------------------------------------
                          THE LORD HAYHOE PC                 AGE 68                 DIRECTOR SINCE 1989
                          BRITISH MEMBER OF PARLIAMENT, LONDON, UNITED KINGDOM
                          BERNARD HAYHOE IS A BRITISH CITIZEN. CREATED A LIFE PEER IN AUGUST 1992 AND NOW A
                          MEMBER OF THE HOUSE OF LORDS, HE WAS AN ELECTED MEMBER OF THE U.K. HOUSE OF
                          COMMONS 1970-92. HE WAS APPOINTED A PRIVY COUNCILLOR IN 1985. HE SERVED IN THE
                          BRITISH GOVERNMENT AS MINISTER OF HEALTH, TREASURY MINISTER OF STATE, CIVIL
                          SERVICE MINISTER, AND ARMY MINISTER DURING THE YEARS 1979 TO 1986. LORD HAYHOE IS
                          A FELLOW OF THE INSTITUTION OF MECHANICAL ENGINEERS AND AN HONORARY FELLOW OF
                          BIRKBECK COLLEGE, LONDON, AND A DIRECTOR OF THE PORTMAN BUILDING SOCIETY. HE
                          BECAME CHAIRMAN OF THE GUYS AND ST. THOMAS' HOSPITAL, LONDON IN APRIL, 1993.

- --------------------------------------------------------------------------------
3

- --------------------------------------------------------------------------------------------------------------------
                            THOMAS R. HODGSON                  AGE 52                  DIRECTOR SINCE 1985
                            PRESIDENT AND CHIEF OPERATING OFFICER, ABBOTT LABORATORIES
                            MR. HODGSON JOINED ABBOTT IN 1972. HE WAS ELECTED EXECUTIVE VICE PRESIDENT IN 1985, AND
                            PRESIDENT AND CHIEF OPERATING OFFICER IN 1990. MR. HODGSON HAS A B.S. DEGREE FROM PURDUE
                            UNIVERSITY, AN M.S.E. DEGREE IN CHEMICAL ENGINEERING FROM THE UNIVERSITY OF MICHIGAN, AN
                            M.B.A. DEGREE FROM HARVARD BUSINESS SCHOOL, AND WAS AWARDED AN HONORARY DOCTORATE OF
                            ENGINEERING FROM PURDUE UNIVERSITY. HE SERVES AS TRUSTEE OF RUSH-PRESBYTERIAN-ST. LUKE'S
                            MEDICAL CENTER AND ON THE COLLEGE OF ENGINEERING NATIONAL ADVISORY BOARD AT THE UNIVERSITY
                            OF MICHIGAN.
- --------------------------------------------------------------------------------------------------------------------
                            ALLEN F. JACOBSON                   AGE 67                   DIRECTOR SINCE 1993
                            RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MINNESOTA MINING & MANUFACTURING COMPANY,
                            ST. PAUL, MINNESOTA (MANUFACTURER OF INDUSTRIAL, IMAGING AND HEALTH CARE PRODUCTS)
                            MR. JACOBSON SERVES AS A DIRECTOR OF MINNESOTA MINING & MANUFACTURING COMPANY; HE SERVED
                            AS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER FROM 1986 TO 1991. MR. JACOBSON ALSO
                            SERVES AS A DIRECTOR OF SARA LEE CORPORATION, ALLIANT TECHSYSTEMS, DELUXE CORPORATION,
                            MOBIL CORPORATION, NORTHERN STATES POWER COMPANY, POTLATCH CORPORATION, PRUDENTIAL
                            INSURANCE COMPANY, SILICON GRAPHICS, INC., US WEST, INC., AND VALMONT INDUSTRIES, INC.; AS
                            CHAIRMAN OF THE UNITED STATES COUNCIL FOR INTERNATIONAL BUSINESS AND THE NATIONAL ACADEMY
                            OF ENGINEERING.
- --------------------------------------------------------------------------------------------------------------------
                            DAVID A. JONES                    AGE 62                    DIRECTOR SINCE 1982
                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER, HUMANA INC., LOUISVILLE, KENTUCKY (HEALTH PLAN
                            BUSINESS)
                            MR. JONES IS CO-FOUNDER OF HUMANA INC. AND HAS BEEN CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            SINCE ITS ORGANIZATION IN 1961. HE RECEIVED A B.S. DEGREE FROM THE UNIVERSITY OF
                            LOUISVILLE AND A J.D. DEGREE FROM YALE UNIVERSITY.
- --------------------------------------------------------------------------------------------------------------------
                            BOONE POWELL, JR.                   AGE 57                   DIRECTOR SINCE 1985
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER, BAYLOR HEALTH CARE SYSTEM AND BAYLOR UNIVERSITY
                            MEDICAL CENTER, AND VICE PRESIDENT, BAYLOR UNIVERSITY, DALLAS, TEXAS
                            MR. POWELL HAS BEEN ASSOCIATED WITH BAYLOR UNIVERSITY MEDICAL CENTER SINCE 1980 WHEN HE
                            WAS NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER. PRIOR TO JOINING BAYLOR, HE WAS PRESIDENT
                            OF HENDRICK MEDICAL CENTER IN ABILENE, TEXAS. MR. POWELL SERVES AS AN ACTIVE MEMBER OF
                            VOLUNTARY HOSPITALS OF AMERICA. HE IS A DIRECTOR OF COMERICA BANK-TEXAS AND THE INFIRMARY
                            HEALTH SYSTEM OF MOBILE, ALABAMA, AND A FELLOW OF THE AMERICAN COLLEGE OF HEALTH CARE
                            EXECUTIVES. MR. POWELL IS A GRADUATE OF BAYLOR UNIVERSITY. HE RECEIVED A MASTER'S DEGREE
                            IN HOSPITAL ADMINISTRATION FROM THE UNIVERSITY OF CALIFORNIA AND HAS BEEN AWARDED FOUR
                            HONORARY DOCTORATE DEGREES.

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                                                                               4

- --------------------------------------------------------------------------------------------------------------------
                            ADDISON BARRY RAND                  AGE 49                  DIRECTOR SINCE 1992
                            EXECUTIVE VICE PRESIDENT, XEROX CORPORATION, STAMFORD, CONNECTICUT (DOCUMENT PROCESSING,
                            INSURANCE AND FINANCIAL SERVICES COMPANY)
                            MR. RAND JOINED XEROX CORPORATION IN 1968. HE WAS ELECTED A CORPORATE OFFICER IN 1985,
                            NAMED PRESIDENT OF THE COMPANY'S U.S. MARKETING GROUP IN 1986, AND APPOINTED TO HIS
                            PRESENT POSITION IN 1992. MR. RAND EARNED A BACHELOR'S DEGREE FROM AMERICAN UNIVERSITY AND
                            MASTER'S DEGREES IN BUSINESS ADMINISTRATION AND MANAGEMENT SCIENCES FROM STANFORD
                            UNIVERSITY. HE HAS ALSO BEEN AWARDED SEVERAL HONORARY DOCTORATE DEGREES. MR. RAND SERVES
                            AS A DIRECTOR OF AMERITECH CORPORATION, HONEYWELL, INC., THE U.S. CHAMBER OF COMMERCE, AND
                            THE COLLEGE RETIREMENT EQUITIES FUND (CREF). HE IS ALSO A MEMBER OF THE BOARD OF OVERSEERS
                            OF THE ROCHESTER PHILHARMONIC ORCHESTRA, AND A MEMBER OF THE STANFORD UNIVERSITY GRADUATE
                            SCHOOL OF BUSINESS ADVISORY COUNCIL. IN 1993 HE WAS ELECTED TO THE NATIONAL SALES HALL OF
                            FAME.
- --------------------------------------------------------------------------------------------------------------------
                            W. ANN REYNOLDS, PH.D.                AGE 56                DIRECTOR SINCE 1980
                            CHANCELLOR, THE CITY UNIVERSITY OF NEW YORK, NEW YORK, NEW YORK
                            DR. REYNOLDS WAS APPOINTED CHANCELLOR OF THE CITY UNIVERSITY OF NEW YORK IN 1990, AFTER
                            SERVING AS CHANCELLOR OF THE CALIFORNIA STATE UNIVERSITY SINCE 1982. PRIOR TO THAT, DR.
                            REYNOLDS SERVED AS CHIEF ACADEMIC OFFICER OF OHIO STATE UNIVERSITY AND ASSOCIATE VICE
                            CHANCELLOR FOR RESEARCH AND DEAN OF THE GRADUATE COLLEGE OF THE UNIVERSITY OF ILLINOIS
                            MEDICAL CENTER. SHE ALSO HELD APPOINTMENTS AS PROFESSOR OF ANATOMY, RESEARCH PROFESSOR OF
                            OBSTETRICS AND GYNECOLOGY, AND ACTING ASSOCIATE DEAN FOR ACADEMIC AFFAIRS AT THE
                            UNIVERSITY OF ILLINOIS COLLEGE OF MEDICINE. DR. REYNOLDS IS A GRADUATE OF EMPORIA STATE
                            UNIVERSITY (KANSAS) AND HOLDS M.S. AND PH.D. DEGREES IN ZOOLOGY FROM THE UNIVERSITY OF
                            IOWA. SHE IS ALSO A DIRECTOR OF AMERICAN ELECTRIC POWER COMPANY, HUMANA INC., MAYTAG
                            CORPORATION, AND OWENS-CORNING FIBERGLASS CORP..
- --------------------------------------------------------------------------------------------------------------------
                            WILLIAM D. SMITHBURG                 AGE 55                 DIRECTOR SINCE 1982
                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE QUAKER OATS COMPANY, CHICAGO, ILLINOIS
                            (DIVERSIFIED FOOD MANUFACTURER AND MARKETER)
                            MR. SMITHBURG JOINED QUAKER OATS IN 1966 AND BECAME PRESIDENT OF THE FOODS DIVISION IN
                            1975. HE WAS ELECTED EXECUTIVE VICE PRESIDENT, U.S. GROCERY PRODUCTS IN 1976, PRESIDENT
                            AND CHIEF EXECUTIVE OFFICER IN 1981, AND CHAIRMAN AND CHIEF EXECUTIVE OFFICER IN 1983, AND
                            ALSO SERVED AS PRESIDENT FROM NOVEMBER 1990 TO JANUARY 1993. MR. SMITHBURG WAS ELECTED TO
                            THE QUAKER BOARD IN 1978 AND SERVES ON ITS EXECUTIVE COMMITTEE. HE IS ALSO A DIRECTOR OF
                            NORTHERN TRUST CORPORATION, CORNING INCORPORATED, AND PRIME CAPITAL CORP. HE IS A MEMBER
                            OF THE BOARD OF TRUSTEES OF NORTHWESTERN UNIVERSITY AND A DIRECTOR OF NORTHWESTERN
                            MEMORIAL CORPORATION. MR. SMITHBURG EARNED A B.S. DEGREE FROM DEPAUL UNIVERSITY AND AN
                            M.B.A. DEGREE FROM NORTHWESTERN UNIVERSITY.
- --------------------------------------------------------------------------------------------------------------------
                            JOHN R. WALTER                    AGE 47                    DIRECTOR SINCE 1990
                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER, R.R. DONNELLEY & SONS COMPANY, CHICAGO, ILLINOIS
                            (PRINTING COMPANY)
                            MR. WALTER JOINED R.R. DONNELLEY & SONS COMPANY IN 1969 AND WAS NAMED GROUP PRESIDENT IN
                            1985 AND EXECUTIVE VICE PRESIDENT IN 1986. HE WAS ELECTED PRESIDENT IN 1987 AND CHAIRMAN
                            OF THE BOARD AND CHIEF EXECUTIVE OFFICER IN 1989. MR. WALTER WAS ELECTED TO THE DONNELLEY
                            BOARD IN 1987 AND IS CHAIRMAN OF ITS EXECUTIVE COMMITTEE. HE HOLDS A BACHELOR'S DEGREE
                            FROM MIAMI UNIVERSITY OF OHIO. MR. WALTER SERVES AS A DIRECTOR OF DAYTON HUDSON
                            CORPORATION, DEERE & COMPANY, EVANSTON (ILLINOIS) HOSPITAL, AND AS A TRUSTEE OF THE
                            ORCHESTRAL ASSOCIATION AND NORTHWESTERN UNIVERSITY.

- --------------------------------------------------------------------------------
5

- --------------------------------------------------------------------------------------------------------------------
                            WILLIAM L. WEISS                    AGE 64                    DIRECTOR SINCE 1984
                            CHAIRMAN OF THE BOARD, AMERITECH CORPORATION, CHICAGO, ILLINOIS (TELECOMMUNICATIONS
                            COMPANY)
                            IN 1983, MR. WEISS BECAME CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF AMERITECH CORPORATION
                            AND SERVED IN THAT CAPACITY UNTIL JANUARY 1994 WHEN HE WAS NAMED CHAIRMAN OF THE BOARD.
                            PRIOR TO THAT, HE WAS CHAIRMAN AND CHIEF EXECUTIVE OFFICER (1982-83) AND PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER (1981-82) OF ILLINOIS BELL TELEPHONE COMPANY. PREVIOUSLY, HE WAS
                            PRESIDENT OF INDIANA BELL TELEPHONE COMPANY (1978-81) AND SERVED IN VARIOUS OTHER
                            CAPACITIES WITH THE BELL SYSTEM. MR. WEISS IS A DIRECTOR OF AMERITECH CORPORATION, THE
                            QUAKER OATS COMPANY, AND MERRILL LYNCH & CO., INC. HE IS ALSO A TRUSTEE OF NORTHWESTERN
                            UNIVERSITY, THE ORCHESTRAL ASSOCIATION, THE LYRIC OPERA OF CHICAGO, AND THE MUSEUM OF
                            SCIENCE AND INDUSTRY.
- --------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The compensation committee of the board of directors is composed entirely of directors who have never been employees of the corporation. The committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

    - Integrates compensation programs with both the corporation's annual and long-term strategic planning and measurement processes.

    - Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the corporation as compared to that of industry performance levels.

    - Helps attract and retain key executives critical to the long-term success of the corporation.

The key components of the compensation program are base salary, annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn above average rewards when merited by individual and corporate performance.

The marketplace is defined by comparing the corporation to a group of major corporations with similar characteristics including industry and technology emphasis. These companies include the majority of companies in the Standard and Poor's Healthcare Composite Index. A select group of non-healthcare companies chosen for size and performance comparability to the corporation is used as a secondary source of comparison.

Using compensation survey data from the comparison groups, a target for total compensation and each of its elements, base, incentive, and equity-based compensation is established. The intent is to deliver total compensation that will be in the upper range of pay practices of peer companies when merited by the corporation's performance. To achieve this objective, a substantial portion of executive pay is delivered through performance-related variable compensation programs which are based upon achievement of the corporation's goals. Each year the committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

In 1993, total compensation was paid to executives based on individual performance and on the extent to which the business plans for their areas of responsibility were achieved or exceeded. On balance, performance goals were substantially met or exceeded and therefore compensation was paid accordingly.

Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience, and potential for advancement as well as by the performance of the corporation. While many aspects of performance can be measured in financial terms, the committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees, and the exercise of leadership within the industry and in the communities that Abbott serves.

The Abbott Management Incentive Plan is designed to reward executives when the corporation achieves certain financial objectives and when each executive's area of responsibility meets its predetermined goals. These goals include financial elements such as profitability, total sales, and earnings per share and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources. Among these goals the committee gives particular weight to the achievement of overall profitability and earnings per share targets as documented in the corporation's business plans.

The corporation has provided forms of equity participation as a key part of its total program for motivating and rewarding executives and managers for many years. Grants of stock options and restricted stock have provided an important part of the equity link to shareholders. Through these vehicles, the corporation has encouraged its executives to obtain and hold the corporation's stock.

Targeted award ranges for stock options and restricted stock opportunities are determined taking into account competitive marketplace practice. Actual individual awards are determined based on the established competitive target and individual performance. The committee considers the amounts of options and

- --------------------------------------------------------------------------------
7
restricted stock previously granted and the aggregate size of current awards in deciding to award additional options and restricted stock.

The committee believes that equity participation helps create a long-term partnership between management/ owners and other shareholders. The policy of granting stock options on a regular basis and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers. As reflected in the corporation's financial statements, Abbott's performance in 1993 included 7.1% growth in sales, and 15.0% growth in earnings per share. This performance is in the upper range of performance level among peer companies. In light of this performance and competitive evaluation, the committee determined to grant Mr. Burnham, the corporation's Chairman and Chief Executive Officer, a 2.8% increase in base salary, a 6.2% increase in bonus, a restricted stock award and stock option grants.

Preliminary regulations interpreting The Omnibus Budget Reconciliation Act of 1993 were issued in late December, 1993. The committee intends during 1994 to review the impact of this act on the corporation's executive remuneration once final regulations are issued.

COMPENSATION COMMITTEE
W. D. Smithburg, chairman, H. L. Fuller, A. F. Jacobson, D. A. Jones, B. Powell, Jr., A. B. Rand, W. A. Reynolds, and J. R. Walter.

- --------------------------------------------------------------------------------

Summary Compensation Table
The following table summarizes compensation earned in 1993, 1992 and 1991 by the Chief Executive Officer and the four other most highly paid executive officers (the "named officers") in 1993.

                                              Annual Compensation         Long-term Compensation
                                        --------------------------------  ----------------------
                                                                Other     Restricted
                                                                Annual       Stock                  All Other
Name and                                 Salary                Compen-     Award(s)     Options/     Compen-
Principal Position                Year   ($)(1)    Bonus ($)  sation ($)    ($)(2)      SARs (#)  sation ($)(5)
- ---------------------------------------------------------------------------------------------------------------
Duane L. Burnham                  1993  $772,615   $725,000   $ 192,449   $787,500(3)   195,000   $    24,306
Chairman of the Board,            1992   761,535    682,500      64,592    823,125(4)   120,000         6,078
Chief Executive Officer and
Director                          1991   690,422    650,000     100,095          0      100,002         5,951
- ---------------------------------------------------------------------------------------------------------------
Thomas R. Hodgson                 1993   554,146    605,000      62,036    472,500(3)   130,002        17,857
President,                        1992   512,063    550,000      31,303    548,750(4)    70,008         6,226
Chief Operating Officer and
Director                          1991   454,528    500,000      38,046          0       60,000         6,097
- ---------------------------------------------------------------------------------------------------------------
Paul N. Clark                     1993   332,692    362,500       7,552          0            0         8,722
Senior Vice President,            1992   330,252    340,000       6,369    329,250(4)    84,024         6,048
Pharmaceutical Operations         1991   302,635    310,000          35          0       30,000         5,922
- ---------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                  1993   395,385    360,000      27,627          0            0        12,220
Senior Vice President, Finance    1992   393,525    330,000      13,255    329,250(4)    81,324         5,959
and Chief Financial Officer       1991   362,088    300,000      13,642          0       30,000             0
- ---------------------------------------------------------------------------------------------------------------
David A. Thompson                 1993   342,692    385,000      45,629          0            0        11,274
Senior Vice President,            1992   340,608    385,000      18,436    329,250(4)    84,024         6,345
Diagnostic Operations             1991   312,608    350,000      19,303          0       30,000         6,213
- ---------------------------------------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) The 1993 and 1991 amounts reflect 26 two-week pay periods. The 1992 amounts reflect 27 two-week pay periods.

(2) The number and value of restricted shares held as of December 31, 1993 were as follows: D. L. Burnham - 78,000/$2,310,750; T. R. Hodgson - 43,600/$1,291,650; P. N. Clark - 16,000/$474,000; G. P. Coughlan -
    28,800/$853,200; and D. A. Thompson - 16,000/$474,000. The officers receive all dividends paid on these shares.

(3) The number of shares covered by these awards are 30,000 for Mr. Burnham and 18,000 for Mr. Hodgson. These awards vest in three equal installments on January 10, 1994, 1995 and 1996.

(4) The number of shares covered by these awards and the number of shares vested, respectively, are as follows: D. L. Burnham - 30,000 and 6,000; T.
    R. Hodgson - 20,000 and 4,000; P. N. Clark - 12,000 and 2,400; G. P.
    Coughlan - 12,000 and 2,400; and D. A. Thompson - 12,000 and 2,400. The remaining shares covered by the awards vest five years from the date of grant.

(5) Employer contributions made to the Stock Retirement Plan and employer contributions made or accrued with respect to the 401(k) Supplemental Plan.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Stock Options

The following tables summarize the named officers' stock option activity during 1993.

                     Option/SAR Grants in Last Fiscal Year

                                           Individual Grants
- --------------------------------------------------------------------------------------------------------
                                                        % of Total Options/
                                Number of Securities      SARs Granted to       Exercise or
                                 Underlying Options/    Employees in Fiscal     Base Price    Expiration
Name                             SARs Granted (#)(1)            Year              ($/Sh.)      Date (2)
- --------------------------------------------------------------------------------------------------------
Duane L. Burnham                        150,000                   11.0%          $   25.32     04/16/03
                                         45,000                    3.3               26.26     09/10/03
- --------------------------------------------------------------------------------------------------------
Thomas R. Hodgson                        90,000                    6.6               25.32     04/16/03
                                         40,002                    2.9               26.26     09/10/03
- --------------------------------------------------------------------------------------------------------
Paul N. Clark                                 0                    0.0              N/A          N/A
- --------------------------------------------------------------------------------------------------------
Gary P. Coughlan                              0                    0.0              N/A          N/A
- --------------------------------------------------------------------------------------------------------
David A. Thompson                             0                    0.0             N/A           N/A
- --------------------------------------------------------------------------------------------------------
Gain for all Shareholders at Assumed Rates for Appreciation (4):
- --------------------------------------------------------------------------------------------------------


                                      Potential Realizeable Value at
                                      Assumed Annual Rates of Stock
                                      Price Appreciation for Option
                                                Term (3):
                                     --------------------------------
Name                                           5% ($)         10% ($)
- ---------------------------------------------------------------------
Duane L. Burnham                           $2,388,543      $6,053,032
                                              743,165       1,883,325
- ------------------------------
Thomas R. Hodgson                           1,433,126       3,631,819
                                              660,624       1,674,150
- ------------------------------
Paul N. Clark                                     N/A             N/A
- ------------------------------
Gary P. Coughlan                                  N/A             N/A
- ------------------------------
David A. Thompson                                 N/A             N/A
- ------------------------------
Gain for all Shareholders at
Assumed Rates for Appreciation (4):    15,298,478,946  38,769,315,121
- --------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) Limited stock appreciation rights have been granted in tandem with these options.

(2) One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.
(4) Amounts were determined using total shares outstanding at December 31, 1993 of 821,129,684 and December 31, 1993 closing market price of $29.625 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values

                                                                   Number of
                                                                  Securities            Value of
                                                                  Underlying           Unexercised
                                                                  Unexercised         In-the-Money
                                                                Options/SARs at      Options/SARs at
                                                    Value     Fiscal Year-end (#)  Fiscal Year-end ($)
                                Shares Acquired   Realized       Exercisable/         Exercisable/
Name                            on Exercise (#)      ($)         Unexercisable        Unexercisable
- ------------------------------------------------------------------------------------------------------
Duane L. Burnham                           0      $       0     153,336/328,334     $1,221,858/986,824
- ------------------------------------------------------------------------------------------------------
Thomas R. Hodgson                      8,860        160,853      61,670/208,342       293,047/638,282
- ------------------------------------------------------------------------------------------------------
Paul N. Clark                              0              0      138,724/80,020      1,850,176/45,925
- ------------------------------------------------------------------------------------------------------
Gary P. Coughlan                           0              0       83,556/77,770        714,297/45,925
- ------------------------------------------------------------------------------------------------------
David A. Thompson                          0              0      215,372/80,020      3,287,516/45,925
- ------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Annuity Retirement Plan

The corporation and certain subsidiaries maintain a defined benefit pension plan known as the Abbott Laboratories Annuity Retirement Plan covering most employees in the United States, age 21 or older. Pension benefits are generally based on service and eligible earnings for the 60 consecutive months within the final 120 months of employment for which eligible earnings were highest. Pension benefits are offset for Social Security benefits.

The following table shows the estimated annual benefits payable to employees upon normal retirement. The amounts shown are computed on a straight life annuity basis and include Social Security off-sets and supplemental benefits under a nonqualified supplemental pension plan. The supplemental pension plan provides benefits not available under the Annuity Retirement Plan. The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 8.

- --------------------------------------------------------------------------------
9

- --------------------------------------------------------------------------------

Pension Plan Table

                                 Years of Service
- -------------  -----------------------------------------------------
Remuneration      15         20         25         30         35
- -------------  -----------------------------------------------------
$    700,000   $ 234,546  $ 312,728  $ 364,660  $ 385,092  $ 384,524
     900,000     302,046    402,728    469,660    496,092    495,524
   1,100,000     369,546    492,728    574,660    607,092    606,524
   1,300,000     437,046    582,728    679,660    718,092    717,524
   1,500,000     504,546    672,728    784,660    829,092    828,524
   1,700,000     572,046    762,728    889,660    940,092    939,524
   1,900,000     639,546    852,728    994,660  1,051,092  1,050,524
- -------------  -----------------------------------------------------

The table above covers the aggregate pension accrued under both the Annuity Retirement Plan and the supplemental pension plan. Pensions accrued under the Annuity Retirement Plan are funded through a trust known as the Abbott Laboratories Annuity Retirement Trust, established on behalf of all participants in that plan. Pensions accrued under the nonqualified supplemental pension plan with present values exceeding $100,000 are funded through individual trusts established on behalf of the participants in that plan. During 1993, the following amounts, less applicable tax withholdings, were deposited in such individual trusts established on behalf of the named officers: D. L. Burnham, $1,279,254; T. R. Hodgson, $1,119,675; P. N. Clark, $51,271; and D. A. Thompson,
$446,871. As of December 31, 1993, the years of service credited under the Plan for the named officers were as follows: D. L. Burnham - 11; T. R. Hodgson - 21;
P. N. Clark - 9; G. P. Coughlan - 3; and D. A. Thompson - 22.

- --------------------------------------------------------------------------------

Compensation of Directors

Employees of the corporation are not compensated for serving on the board or on board committees. Non-employee directors are compensated under the Abbott Laboratories Non-Employee Directors' Fee Plan in the amounts of $4,167 for each month of service as director and $667 for each month of service as chairman of a board committee ($1,600 for each month of service as chairman of the executive committee).

Fees earned under this Plan are paid in cash to the director, or deferred (as a non-funded obligation of the corporation or paid into a secular trust established by the director) until payments commence (generally at age 65 or upon retirement from the board of directors). If the fees are deferred, the director may elect to have the fees credited to a stock equivalent account under which the fees accrue the same return they would have earned if invested in common shares of the corporation. Interest is accrued annually on deferred fees not credited to a stock equivalent account.

Under the Plan, the corporation may grant a director who retires from the board a retirement benefit, and such benefit will be payable to the surviving spouse of any director who dies while serving as a director. The retirement benefit consists of payment of an amount equal to the monthly director's fee in effect on the date the director retires (or, for a director who dies, the fee in effect on the date of death) for a period equal to his or her service on the board to a maximum of 120 months. In return for the retirement benefit, the director agrees to provide consulting services to the board.

In 1993, each non-employee director was granted a restricted stock award of 790 shares. The shares are nontransferable prior to termination, retirement from the board, death, or a change in control of the corporation. The non-employee directors are entitled to vote the shares and receive all dividends paid on the shares.

K. F. Austen, a non-employee director, performed services during 1993 for the corporation under a consulting agreement. The consulting agreement provides that the fees he earns under the agreement may receive the same treatment as fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan. Dr. Austen served as Chairman of the corporation's Scientific Advisory Council until March 31, 1993 and provided consultation in the areas of research and development, new technology and immunopharmacology throughout 1993. In 1993, Dr. Austen received $50,000 for his consulting services.

- --------------------------------------------------------------------------------

Compensation Committee Interlocks and Insider Participation

The persons who served as members of the compensation committee of the corporation's board of directors during 1993 are named on page 2, "Committees of the Board of Directors."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Performance Graph

The following graph compares the change in the corporation's cumulative total shareholder return on its common shares with the Standard and Poor's 500 Stock Index and the Standard and Poor's Healthcare Composite Index.

                                   [GRAPHIC]
               filed under cover of Form SE on February 15, 1994
                           on or about March 4, 1994

- --------------------------------------------------------------------------------

Security Ownership of Officers and Directors

The table below reflects the numbers of common shares beneficially owned by the directors, the named officers, and all directors and executive officers of the corporation as a group as of January 31, 1994. It also reflects the number of equivalent stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan described on page 10 and by K. F. Austen under the consulting agreement described on page 10.

- ---------------------------------------------------------------------
                                   SHARES BENEFICIALLY
                                    OWNED, EXCLUDING       EQUIVALENT
NAME                                 OPTIONS (1)(2)       STOCK UNITS
- ---------------------------------------------------------------------
K. Frank Austen, M.D.                      9,128               1,914
- ---------------------------------------------------------------------
Duane L. Burnham                         438,029                   0
- ---------------------------------------------------------------------
Paul N. Clark                            102,205                   0
- ---------------------------------------------------------------------
Gary P. Coughlan                          74,916(3)                0
- ---------------------------------------------------------------------
H. Laurance Fuller                        13,196              11,594
- ---------------------------------------------------------------------
The Lord Hayhoe PC                         5,396                   0
- ---------------------------------------------------------------------
Thomas R. Hodgson                        393,906                   0
- ---------------------------------------------------------------------
Allen F. Jacobson                          2,790               1,132
- ---------------------------------------------------------------------
David A. Jones                           118,192              35,529
- ---------------------------------------------------------------

- ---------------------------------------------------------------------
                                   SHARES BENEFICIALLY
                                    OWNED, EXCLUDING       EQUIVALENT
NAME                                 OPTIONS (1)(2)       STOCK UNITS
- ---------------------------------------------------------------------
Boone Powell, Jr.                          9,528              20,069
- ---------------------------------------------------------------------
Addison Barry Rand                         3,130                   0
- ---------------------------------------------------------------------
W. Ann Reynolds, Ph.D.                    11,765              20,413
- ---------------------------------------------------------------------
William D. Smithburg                      16,786              33,324
- ---------------------------------------------------------------------
David A. Thompson                        110,988(3)                0
- ---------------------------------------------------------------------
John R. Walter                             5,628               7,100
- ---------------------------------------------------------------------
William L. Weiss                          20,728               4,339
- ---------------------------------------------------------------------
All directors and executive
officers as a group (32
persons) (3)(4)                        2,436,639             135,414
- ---------------------------------------------------------------

TABLE FOOTNOTES

(1) The number of unexercised option shares which were exercisable within 60 days after January 31, 1994 were: D. L. Burnham, 153,336; T. R. Hodgson, 61,670; P. N. Clark, 138,724; G. P. Coughlan, 83,556; D. A. Thompson,
    215,372; and all executive officers as a group (21 persons), 1,852,522.

(2) The table includes the shares held in the named officers' accounts in the Abbott Laboratories Stock Retirement Trust. Each officer has shared voting power and sole investment power with respect to the shares held in his account. As of January 31, 1994 the number of shares held in each named officer's account were: D. L. Burnham, 4,550; T. R. Hodgson, 24,750; P. N. Clark, 2,657; G. P. Coughlan, 2,755; and D. A. Thompson, 32,644.

(3) G. P. Coughlan is a trustee of the Abbott Laboratories Stock Retirement Trust and has shared voting power with respect to all of the common shares owned by that trust. He is also a director of the Abbott Laboratories Fund and has shared voting and investment power with respect to all of the common shares owned by the fund. D. A. Thompson is a director of the Clara Abbott Foundation and has shared voting and investment power with respect to all of the common shares owned by the foundation. The table does not include these shares. As of January 31, 1994 the Abbott Laboratories Stock Retirement Trust owned 64,548,391 shares (7.9%) of the outstanding shares of the corporation; the Abbott Laboratories Fund owned 1,085,640 shares (.1%) of the outstanding shares of the corporation; and the Clara Abbott Foundation owned 2,851,986 shares (.3%) of the outstanding shares of the corporation.

(4) Excluding the shares held by G. P. Coughlan in his capacity as a trustee of the Abbott Laboratories Stock Retirement Trust and the shares held by the Abbott Laboratories Fund and the Clara Abbott

- --------------------------------------------------------------------------------
11

    Foundation, the directors and executive officers as a group together own less than one percent of the outstanding shares of the corporation. (see footnote 3)

- ---------------------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The corporation believes that during 1993 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 except as described below. Thomas R. Hodgson, an officer of the corporation, filed late Initial Statements of Beneficial Ownership of Securities for two trusts of which he is the trustee (reporting the trusts' ownership of 1,440 shares and 960 shares, respectively). A third party gave these shares to these two trusts. The gift of these 960 shares to one of these two trusts was also reported late by Mr. Hodgson on his Annual Statement of Beneficial Ownership of Securities. Gary R. Byers, an officer of the corporation, corrected an error made on his Initial Statement of Beneficial Ownership of Securities form by increasing by 68 shares the number of shares shown as owned on that Initial Statement of Beneficial Ownership of Securities form.

- --------------------------------------------------

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (ITEM NO. 2 ON PROXY CARD)

The bylaws of the corporation provide that, upon the recommendation of the audit committee, the board of directors shall appoint annually a firm of independent public accountants to serve as auditors, and that such appointment shall be submitted for ratification by the shareholders at the Annual Meeting. The board has appointed Arthur Andersen & Co. to act as auditors for the current year. This firm has served as auditors of the corporation since 1963. The board of directors recommends a vote FOR ratification of the selection of Arthur Andersen & Co. as independent public accountants for 1994.

Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

- --------------------------------------------------

AMENDMENT OF ARTICLES OF INCORPORATION CONCERNING LIABILITY AND INDEMNIFICATION (ITEM NO. 3 ON PROXY CARD)

In 1993 the Illinois legislature adopted an amendment to the Illinois Business Corporation Act (the "Illinois Act") that is similar to amendments adopted to the Delaware General Corporation Law in 1986. This amendment to the Illinois Act allows the limitation of personal liability of directors to the corporation and its shareholders for monetary damages in certain circumstances, and makes changes in the procedure for directors, officers and employees of the corporation to obtain indemnification from the corporation.

The board of directors recommends that the corporation's Articles of Incorporation be amended to (a) limit the personal liability of directors to the corporation and its shareholders for monetary damages, as permitted by the amendment to the Illinois Act, and (b) change the procedure with respect to advancement and repayment of litigation expenses of persons covered under the indemnification provisions of the Articles of Incorporation. Article R-VI of the Articles of Incorporation, as it is proposed to be amended, is set forth in full in Exhibit A attached hereto.

LIMITATION OF LIABILITY

Consistent with the 1993 amendment to the Illinois Act, the proposed amendment to Article R-VI provides that directors will not be personally liable to the corporation or its shareholders for monetary damages except in the case of: (a) breach of the director's duty of loyalty to the corporation or its shareholders,
(b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) illegal payment of dividends and certain illegal acts in connection with a dissolution of the corporation, or (d) any transaction in which the director derived an improper personal benefit. The effect of the proposed amendment to Article R-VI is to absolve directors from monetary liability to the corporation or its shareholders for breach of the duty of care, even if the breach involved gross negligence.

The proposed amendment to Article R-VI does not limit the liability of directors for acts or omissions occurring before its adoption. The amendment applies only to the monetary liability of directors arising from a breach of their fiduciary duty to the corporation or its shareholders in connection with their acts or omissions as a director and not to liability arising in other capacities such as an officer. The amendment does not limit the director's liability to parties other than the corporation or its shareholders or liabilities under any other law, including the federal securities laws, or the ability of the corporation and its shareholders to seek equitable relief for a breach of fiduciary duty.

Adoption of the proposed amendment will make the corporation's standard for director's liability consistent with the prevailing standard for director liability and the standard applicable to most other publicly-held corporations. The board of directors also believes that the limitation of personal liability as provided in the

- --------------------------------------------------------------------------------
amendment will enhance the director's decision-making process by encouraging entrepreneurial decisions which may be in the best interests of the corporation.

- --------------------------------------------------------------------------------
13

CHANGES IN INDEMNIFICATION PROCEDURE

The proposed amendment to Article R-VI also makes certain changes in the procedure for obtaining indemnification from the corporation.

Consistent with the 1993 amendment to the Illinois Act, the amendment provides for advancement of litigation expenses without prior approval of the board of directors, but upon receipt of an undertaking by the person receiving the advance to repay the amount of the advance if it shall ultimately be determined that he or she is not entitled to indemnification.

Under prior law, a corporation could advance litigation expenses to the person entitled to indemnification prior to ultimate disposition of the case, provided the board of directors approved each such advance and the person entitled to indemnification submitted an undertaking agreeing to repay the advance unless that person proved that he or she was entitled to indemnification. The amendment to the Illinois Act dispensed with the requirement of prior approval of each advance and shifted the burden to the corporation to prove that the person receiving the advance was not entitled to indemnification.

Since the corporation's present directors and officers will benefit from the added protection of the amendment, they have a personal interest in its adoption. The changes made to the procedure with respect to advancement and repayment of litigation expenses will apply to proceedings commenced before or after adoption of the amendment, including a pending shareholder derivative action relating to alleged improper marketing practices with respect to the corporation's infant formula products in which all present directors (other than Allen F. Jacobson) and Lael F. Johnson, an officer, of the corporation have been made defendants. As of January 31, 1994 the corporation has advanced litigation expenses aggregating $12,414 on behalf of such directors and officer in connection with such action.

VOTE REQUIRED

An affirmative vote by the holders of two-thirds of the outstanding common shares entitled to vote at the meeting is required for adoption of this proposal to amend the Articles of Incorporation.

The board of directors recommends that you vote FOR this proposal.

- --------------------------------------------------

SHAREHOLDER PROPOSALS

Two shareholder proposals have been received. The corporation is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and statement made in support thereof are presented below. The names and addresses of the shareholders submitting these proposals will be furnished by the corporation to any person requesting such information. The board of directors recommends that you vote AGAINST both proposals.

- --------------------------------------------------

SHAREHOLDER PROPOSAL ON PHARMACEUTICAL PRICING (ITEM NO. 4 ON PROXY CARD)

WHEREAS:

We believe all U.S. citizens and corporate entities are being called to sacrifice and to do their part in bringing about a more just and equitable health care system.

During the 1980s, prescription drug prices increased at almost three times the rate of general inflation in the United States.

The burden of these cost increases has been borne by individual consumers such as the elderly and the underinsured in the retail market as well as increased costs for the institutional health care facilities.

The drug companies have been criticized by citizens, organizations, and U.S. government agencies as being unjust in the reaping of "excessive profits at the expense of millions of U.S. citizens".

The price of drugs is consistently higher in the U.S. retail market than in other industrialized countries.

The drug companies have argued that the higher prices in the U. S. are necessary to recoup research and development costs. While all persons who receive these drugs benefit from the research and development, U.S. consumers bear the burden of these costs.

Pharmaceutical companies' recent efforts to limit overall price increases to inflation have failed to significantly benefit retail consumers due to discounted prices offered to volume purchasers such as HMOs and large purchasing groups.

We believe U.S. citizens want reasonable limits on pharmaceutical prices.

RESOLVED: The shareholders request the Board to create and implement a policy of price restraint of pharmaceutical products for both the average individual consumer and the institutional purchasers utilizing a combination of approaches to keep drug prices to a reasonable level.

The Board will report to shareholders on positive changes in policies and pricing procedures for our pharmaceutical products by September, 1994.

- --------------------------------------------------------------------------------

- --------------------------------------------------

PROPONENTS' STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL ON PHARMACEUTICAL
PRICING

In creating this policy the Board should consider a formula whereby the individual price on each of the top five prescription drugs for the retail market based on dollar volume in the U.S. for our company be no higher than 10% of the average price for each of the five drugs in the top five markets of these same drugs in the industrialized world. If the price differential is more than 10% for any one of the drugs, that a voluntary cap be immediately placed on the price of said drug in the U.S. until the differential is within the 10%.

Drug pricing has been a controversial topic for the last few years. Now that we are facing major reforms in our health care system in the U.S. it seems most appropriate that all pharmaceutical companies take their share of the responsibility in this reform effort.

- --------------------------------------------------

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL ON PHARMACEUTICAL PRICING (ITEM NO. 4 ON PROXY CARD)

Your Board of Directors opposes the shareholders' proposal and recommends that you vote AGAINST it.

As a global health care company operating in over one hundred geographic markets with a diverse mix of businesses, Abbott supports the goal of improving the access of people worldwide to a high quality of health care while reducing the rate of growth of health care costs.

Abbott has established itself as a leader in the global health care industry by consistently introducing innovative products that improve the quality of health care for patients, offer user efficiencies and reduce the cost of patient therapy.

The Company has priced its products responsibly and adjusted prices in response to changing market conditions. In 1993, the Company's net prices for its products (including pharmaceuticals) increased .9 percent.

We do not believe that it is in the best interests of Abbott shareholders to adopt rigid pricing structures for any specific geographic location, any specific category of products, or any class of customer.

Pricing decisions for all products developed, manufactured and sold by Abbott must be flexible in order to respond to market dynamics in product and geographic market segments, and to assure the Company's continued ability to invest in research and development across our product lines. It is from this investment that innovation will be reaped to allow the best chance for the United States and other countries to accomplish the difficult goals of expanding access, increasing quality and reducing the rate of growth of health care costs.

Your Board of Directors recommends that you vote AGAINST the proposal.

- --------------------------------------------------

SHAREHOLDER PROPOSAL ON INFANT FORMULA (ITEM NO. 5 ON PROXY CARD)

WHEREAS - the misuse of infant formula is a serious health problem. When formula is mixed with impure water or inadequate amounts of formula are used in preparation, infants often become sick and many die. In fact UNICEF's Director, James Grant has estimated that over one million babies lives could be saved annually if their mothers breastfed instead of bottlefed. Thus, it is vitally important that infant formula companies do not engage in marketing or promotion practices which undermine breast-feeding and promote formula instead. We are pleased that our company has stated publicly that it endorses breast-feeding as the superior form of infant nutrition and is committed to the principle that its marketing practices do not discourage breast-feeding.

Hiroshi Nakajima, M. D., Ph.D., Director-General of the World Health Organization (WHO) and James P. Grant, Executive Director of UNICEF urge that infant formula companies, "within the context of legal instruments and requirements within countries, comply with the principles of the International Code (of Marketing for Breast-Milk Substitutes) in all countries to the fullest extent possible."

Dr. Nakajima and Mr. Grant further state that "adherence to the International Code of Marketing of Breast-Milk Substitutes in its entirety in all countries is a minimum requirement and only one of several important actions required in order to protect healthy practices in respect of infant and young child feeding."

However, Abbott Ross has still not ended its practice of providing free supplies of formula to hospitals as a marketing tool to encourage that hospital to buy Ross formula unless forbidden to do so by government regulation. This is a clear Code violation. In addition, Abbott continues to face other complaints that it internationally violates the Code.

Our company also faces domestic controversy re. infant formula price fixing and paid $140 million in settlement of a court case, and faces other cases that could be very costly.

THEREFORE be it resolved that the shareholders request the Board of Directors to endorse and

- --------------------------------------------------------------------------------
15
implement, within any country's legal context, the International Code of Marketing for Breast-Milk Substitutes wherever it sells infant formula.

- --------------------------------------------------

PROPONENTS' STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL ON INFANT FORMULA

Adopted by the World Health Assembly in 1981 to protect infant health from inappropriate commercial pressures, the WHO/UNICEF Code is a reasonable standard and minimum requirement for infant formula industry behavior.

Addressing the "universality of the Code," Dr. Hiroshi Nakajima, M.D., Director-General of the World Health Organization (WHO), says there is no label such as developed or developing when it comes to promoting breast-feeding. He says the Code has "universal relevance."

"Breast is best" means the preferred feeding for infants in all countries. There should be no national boundaries for the best nutrition and healthiest babies. We want Abbott to commit to following the Code wherever it does business.

We ask you to support this resolution requesting that company policy be consistent with internationally agreed upon health care practices and the aim of the Code "to promote and protect breast-feeding."

- --------------------------------------------------

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL ON INFANT FORMULA
(ITEM NO. 5 ON PROXY CARD)

Your Board of Directors opposes the shareholder proposal, and recommends that you vote AGAINST the proposal.

The WHO Code of Marketing of Breastmilk Substitutes was adopted in May, 1981 by the World Health Assembly as a "resolution and not as a regulation." Governments are urged to give effect to the Code according to the "social and legislative framework" of member nations. (Article 11.1) The application of the Code varies widely from country to country. The United States government voted against the Code in 1981.

Abbott supports the Aims and Principles of the WHO Code,

    ". . . to contribute to the provision and adequate nutrition for infants, by the protection and promotion of breast-feeding, and by ensuring the proper use of breast-milk substitutes, when these are necessary, on the basis of adequate information and through appropriate marketing and distribution." (Article 1)

In 1983, Abbott agreed to follow the WHO Code in its entirety in DEVELOPING COUNTRIES.

A series of WHO resolutions subsequent to 1981 clarified the intent of the World Health Assembly that free and low cost formulas for institutions (Article 6.6) should be provided through "normal procurement channels." Abbott has instructed its international field management to eliminate free and low cost supplies to institutions whenever government legislation has been passed, whenever a hospital or group of hospitals request elimination of free supplies, or whenever common business practice in a local area follows that pattern.

We believe that the promotion of our infant formula products to hospitals is appropriate. Hospitals are obliged to instruct mothers of newborns in proper feeding techniques at discharge whether the infant is breastfed or bottlefed, including a branded name when appropriate.

Furthermore, breastfeeding in the United States has been INCREASING significantly for the past three years in all demographic groups, and hospitals specifically.

Your Board of Directors recommends that you vote AGAINST the proposal.

- --------------------------------------------------

DATE FOR RECEIPT OF 1995 SHAREHOLDER PROPOSALS

Shareholder proposals for presentation at the 1995 Annual Meeting must be received by the corporation no later than November 16, 1994 to be considered for inclusion in the proxy statement and proxy for the 1995 meeting.

- --------------------------------------------------

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETINGS

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations committee or the secretary of the corporation. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve.

A shareholder may directly nominate persons for director only by complying with the following procedure: the shareholder must submit the names of such persons in writing to the secretary of the corporation not earlier

- --------------------------------------------------------------------------------
than the October 1 nor later than the February 15 prior to the date of the Annual Meeting. The nominations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation, qualifications, and number of shares of the corporation owned by the nominee and the name, record address, and number of shares of the corporation owned by the shareholder making the nomination.

A shareholder may properly bring business before the Annual Meeting of Shareholders only by complying with the following procedure: the shareholder must submit to the secretary of the corporation, not earlier than the October 1 nor later than the February 15 prior to the date of the Annual Meeting, a written statement describing the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name, record address, and number of shares of the corporation owned by the shareholder making the submission, and a description of any material interest of the shareholder in such business.

- --------------------------------------------------

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to sign and return their proxy card in the enclosed business reply envelope.

The Annual Meeting will be held at the corporation's headquarters, One Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. If you plan to attend the meeting, please complete and return the reservation form. An admission card will be sent to you.

By order of the board of directors.

LAEL F. JOHNSON
SECRETARY
- --------------------------------------------------------------------------------

                                                                       EXHIBIT A

- --------------------------------------------------------------------------------

ARTICLE R-VI

    1. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit; provided that the foregoing provision shall not eliminate or limit the liability of a director for any act or omission occurring before the date this provision became effective.

    2. Any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall, in the case of persons who are or were directors or officers of the corporation, and may, as to such other persons, be indemnified (and the corporation shall, in the case of persons who are or were directors or officers of the corporation, and may, as to such other persons, advance expenses incurred in defending such actions, suits or proceedings) to the fullest extent now or hereafter permitted by law.

    3. The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

- --------------------------------------------------------------------------------
17

                                     [LOGO]
ABBOTT LABORATORIES
ONE ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-3500 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE
APRIL 29, 1994

 YOUR VOTE IS IMPORTANT!
 Please sign and promptly return your
 proxy in the enclosed envelope.

            Appendix to Abbott Laboratories 1994 Proxy Statement

   On the cover page of the printed document will be a photograph of Frank Smoczynski enjoying a quiet moment of fly fishing in the Missouri
Ozarks.

   On pages 3 through 6 of the printed document, a photograph of each of the members of the Abbott Laboratories Board of Directors will appear alongside his or her name.

                                      PROXY

                               ABBOTT LABORATORIES
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 4, 1994 in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 29, 1994 at the corporation's headquarters, and hereby appoints
DUANE L. BURNHAM and LAEL F. JOHNSON, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

     INSTRUCTIONS: If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.



                                                                     SEE REVERSE
                                                                            SIDE
                (Important - Please sign and date on other side.)

/x/  Please mark
     votes as in
     this example.

           The Board of Directors recommends that you vote FOR items 1,2 and 3.

1.   Election of 13 Directors.
Nominees: K.F. Austen, D.L. Burnham, H.L. Fuller, B.J. Hayhoe, T.R. Hodgson, A.F. Jacobson, D.A. Jones, B. Powell, Jr., A.B. Rand, W.A. Reynolds, W.D. Smithburg, J.R. Walter, and W.L. Weiss.
     For  Withheld
     / /  / /
FOR, except vote withheld from the following nominee(s):

________________________________________________________

                         MARK HERE
                         TO REQUEST     / /
                         AN ADMISSION
                         CARD

                         MARK HERE
                         FOR ADDRESS    / /
                         CHANGE AND
                         NOTE BELOW

2.   Ratification of Arthur Andersen & Co. as auditors.
     For       Against   Abstain
     / /       / /       / /

3.   Amendment of the Articles of Incorporation.
     For       Against   Abstain
     / /       / /       / /


     The Board of Directors recommends
     that you vote AGAINST items 4 and 5.

4.   Shareholder Proposal 1 - Pharmaceutical Pricing.
     For       Against   Abstain
     / /       / /       / /

5.   Shareholder Proposal 2 - Infant Formula.
     For       Against   Abstain
     / /       / /       / /


Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing.

Signature(s):                                     Date
             ------------------------------------      -------------------------

Signature(s):                                     Date
             ------------------------------------      -------------------------